SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                           ARTESYN TECHNOLOGIES, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Florida                                     59-1205269
-----------------------------         -------------------------------
(State or other jurisd-                        (IRS Employer
iction of incorporation)                     Identification No.)

7900 Glades Road, Suite 500, Boca Raton, Florida       33434-4105
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    (Address of principal executive offices)           (Zip Code)

 Securities to be  registered  pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
---------------------                        ------------------------------

                                      None

 Securities to be  registered  pursuant to Section 12(g) of the Act:

                Preferred Share Purchase Rights
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Item 1.    Description of Registrant's Securities to be Registered.
-------    --------------------------------------------------------

     Information with respect to the Preferred Share Purchase Rights is incorporated herein by reference to the Form 8-K filed by the Registrant under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on December 23, 1998.

Item 2.           Exhibits.
-------           ---------

Exhibit No.         Description
-----------         -----------

     1 Amended and Restated Rights Agreement dated as of November 21, 1998 between Registrant and The Bank of New York*


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*        Filed as an exhibit to Registrant's Form 8-K filed with the
Securities and Exchange Commission on December 23, 1998 and incorporated herein by reference.

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


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                  ARTESYN TECHNOLOGIES, INC.
                  (Registrant)


                  By:    Richard J. Thompson
                       ------------------------------
                  Name:  Richard J. Thompson
                  Title: Vice President-Finance
                         Chief Financial Officer

Dated: December 23, 1998

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